1
                                      TRANSFER AGENT AGREEMENT BETWEEN
                                         TEMPLETON INCOME TRUST AND
                                 FRANKLIN TEMPLETON INVESTOR SERVICES, INC.


         AGREEMENT dated as of September 1, 1993, and amended and restated as of August 10, 1995, between TEMPLETON INCOME TRUST, a registered open-end investment company with offices at 700 Central Avenue, St. Petersburg, Florida 33701 (the "Trust") on behalf of Templeton Income Fund and Templeton Money Fund (collectively, the "Funds") and FRANKLIN TEMPLETON INVESTOR SERVICES, INC., a registered transfer agent with offices at 700 Central Avenue, St. Petersburg, Florida 33701 ("FTIS").

                                             W I T N E S E T H:

         That for and in consideration of the mutual promises hereinafter set forth, the Trust and FTIS agree as follows:

         1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Declaration of Trust" shall mean the Declaration of Trust of the Trust as the same may be amended from time to time;

                  (b) "Authorized Person" shall be deemed to include any person, whether or not such person is an officer or employee of the Trust, duly authorized to give Oral Instructions or Written Instructions on behalf of the Trust as indicated in a certificate furnished to FTIS pursuant to Section 4(c) hereof as may be received by FTIS from time to time;

                  (c) "Custodian" refers to the custodian and any sub-custodian of all securities and other property which the Trust may from time to time deposit, or cause to be deposited or held under the name or account of such custodian pursuant to the Custody Agreement;

                  (d) "Oral Instructions" shall mean instructions, other than written instructions, actually received by FTIS from a person reasonably believed by FTIS to be an Authorized Person;

                  (e) "Shares" refers to shares of beneficial interest, par value $.01 per share, of the Trust; and

                  (f) "Written Instructions" shall mean a written communication signed by a person reasonably believed by FTIS to be an Authorized Person and actually received by FTIS.

         2. APPOINTMENT OF FTIS. The Trust hereby appoints and constitutes FTIS as transfer agent for Shares of the Trust and as shareholder servicing agent for the Trust, and FTIS accepts such appointment and agrees to perform the duties hereinafter set forth.

         3.       COMPENSATION.

                  (a) The Trust will compensate or cause FTIS to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. Schedule A does not include out-of-pocket disbursements of FTIS for which FTIS shall be entitled to bill the Trust separately. FTIS will bill the Trust as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule A. The Trust will promptly pay to FTIS the amount of such billing.

                  Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket expenses annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by FTIS upon not less than 30 days' prior written notice to the Trust. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by FTIS in the performance of its obligations hereunder. Reimbursement by the Trust for expenses incurred by FTIS in any month shall be made as soon as practicable after the receipt of an itemized bill from FTIS.

                  (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule.

         4. DOCUMENTS. In connection with the appointment of FTIS, the Trust shall, on or before the date this Agreement goes into effect, but in any case, within a reasonable period of time for FTIS to prepare to perform its duties hereunder, deliver or cause to be delivered to FTIS the following documents:

                  (a) If applicable, specimens of the certificates for the Shares;

                  (b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Trust;

                  (c) A certificate identifying the Authorized Persons and specimen signatures of Authorized Persons who will sign Written Instructions; and

                  (d) All documents and papers necessary under the laws of Florida, under the Trust's Declaration of Trust, and as may be required for the due performance of FTIS's duties under this Agreement or for the due performance of additional duties as may from time to time be agreed upon between the Trust and FTIS.

         5. DISTRIBUTIONS PAYABLE IN SHARES. In the event that the Board of Trustees of the Trust shall declare a distribution payable in Shares, the Trust shall deliver or cause to be delivered to FTIS written notice of such declaration signed on behalf of the Trust by an officer thereof, upon which FTIS shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, and (ii) that all appropriate action has been taken.

         6. DUTIES OF THE TRANSFER AGENT. FTIS shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares. The operating standards and procedures to be followed shall be determined from time to time by agreement between the Trust and FTIS. Without limiting the generality of the foregoing, FTIS agrees to perform the specific duties listed on Schedule C.

         7. RECORDKEEPING AND OTHER INFORMATION. FTIS shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations.

         8. OTHER DUTIES. In addition, FTIS shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Trust and FTIS. Such other duties and functions shall be reflected in a written amendment to Schedule C, and the compensation for such other duties and functions shall be reflected in a written amendment to Schedule A.

         9.       RELIANCE BY TRANSFER AGENT; INSTRUCTIONS.

                  (a) FTIS will be protected in acting upon Written or Oral Instructions reasonably believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from an officer of the Trust. FTIS will also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust and the proper countersignature of FTIS.

                  (b) At any time FTIS may apply to any Authorized Person of the Trust for Written Instructions and may seek advice at the Trust's expense from legal counsel for the Trust or from its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Trust or for FTIS. Written Instructions requested by FTIS will be provided by the Trust within a reasonable period of time. In addition, FTIS, or its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Trust only if said representative is known by FTIS, or its officers, agents or employees, to be an Authorized Person.

         10. ACTS OF GOD, ETC. FTIS will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

         11. DUTY OF CARE AND INDEMNIFICATION. The Trust will indemnify FTIS against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from willful misfeasance, bad faith or gross negligence on the part of FTIS, and arising out of, or in connection with, its duties hereunder. In addition, the Trust will indemnify FTIS against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions or Share certificates reasonably believed by FTIS to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by FTIS to have been given by counsel for the Trust or by its own counsel; (iii) any action taken as a result of any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by the Trust to FTIS in connection with this Agreement; or (iv) any action taken in accordance with oral instructions given under the Telephone Exchange and Redemption Privileges, as described in the Trust's current prospectus, when believed by FTIS to be genuine.

         In any case in which the Trust may be asked to indemnify or hold FTIS harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and FTIS will use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend FTIS against any claim which may be the subject of this indemnification, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and satisfactory to FTIS, and thereupon the Trust shall take over complete defense of the claim and FTIS shall sustain no further legal or other expenses in such situation for which it seeks indemnification under this Section 11. FTIS will not confess any claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

         12.      TERM AND TERMINATION.

                  (a) This Agreement shall be effective as of the date first written above and shall continue through December 31, 1993 and thereafter shall continue automatically for successive annual periods ending on December 31 of each year, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Trust's outstanding voting securities taken in accordance with applicable provisions of the 1940 Act, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting such approval;

                  (b) Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a resolution of the Board of Trustees of the Trust, certified by the Secretary of the Trust, designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Trust, FTIS will deliver to such successor a certified list of shareholders of the Trust (with names and addresses), an historical record of the account of each Shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by FTIS under this Agreement in a form reasonably acceptable to the Trust, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from FTIS's personnel in the establishment of books, records and other data by such successor or successors.

         13. AMENDMENT. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

         14. SUBCONTRACTING. The Trust agrees that FTIS may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such agent shall not relieve FTIS of its responsibilities hereunder.

         15.      MISCELLANEOUS.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or FTIS shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                           To the Trust:

                           Templeton Income Trust
                           700 Central Avenue
                           St. Petersburg, Florida  33701

                           To FTIS:

                           Franklin Templeton Investor Services, Inc.
                           700 Central Avenue
                           St. Petersburg, Florida  33701

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the State of California.

                  (d)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

                  (e)  The   captions  of  this   Agreement   are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (f) It is understood and expressly stipulated that neither the holders of Shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized as of the day and year first above written.

                                   TEMPLETON INCOME TRUST


                                    BY:/s/ JOHN R. KAY
                                       John R. Kay
                                       Vice President



                                   FRANKLIN TEMPLETON INVESTOR SERVICES, INC.



                                    BY: /s/THOMAS M. MISTELE
                                        Thomas M. Mistele
                                        Vice President

                                      A-1
                                                 Schedule A



FEES

Shareholder account maintenance             $14.77, adjusted as of
(per annum, prorated payable                February 1 of each year
monthly) for Income Fund                    to reflect changes in the
                                            Department of Labor Consumer
                                            Price Index.

Shareholder account maintenance             $22.91, adjusted as of
(per annum, prorated payable                February 1 of each year
monthly) for Money Fund                     to reflect changes in the Department
                                            of Labor Consumer Price Index.

Cash withdrawal program                     No charge to the Funds.

Retirement plans                           No charge to the Funds.


Wire orders or express mailings of redemption $15.00 fee may be charged for each wire order and proceeds each express mailing.









February 1, 1995

                                      B-1
                                   Schedule B


OUT-OF-POCKET EXPENSES

         The Trust shall reimburse FTIS monthly for the following out-of-pocket expenses:

         o        postage and mailing
         o        forms
         o        outgoing wire charges
         o        telephone
         o        Federal Reserve charges for check clearance
         o        if applicable, magnetic tape and freight
         o        retention of records
         o        microfilm/microfiche
         o        stationary
         o        insurance
         o        if applicable, terminals, transmitting lines and any expenses incurred in connection with such terminals and lines
         o        all other miscellaneous expenses reasonably incurred by FTIS

         The Trust agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with FTIS. In addition, the Trust will promptly reimburse FTIS for any other expenses incurred by FTIS as to which the Trust and FTIS mutually agree that such expenses are not otherwise properly borne by FTIS as part of its duties and obligations under the Agreement.

                                      C-1

                                   Schedule C

DUTIES

AS TRANSFER AGENT FOR INVESTORS IN THE TRUST, FTIS WILL:

         o Record in its transfer record, countersign as transfer agent, and deliver certificates signed manually or by facsimile, by the President or a Vice-President and by the Secretary or the Assistant Secretary of the Trust, in such names and for such number of authorized but hitherto unissued Shares of the Trust as to which FTIS shall receive instructions; and

         o Transfer on its records from time to time, when presented to it for that purpose, certificates of said Shares, whether now outstanding or hereafter issued, when countersigned by a duly authorized transfer agent, and upon the cancellation of the old certificates, record and countersign new certificates for a corresponding aggregate number of Shares and deliver said new certificates.

AS SHAREHOLDER SERVICE AGENT FOR INVESTORS IN THE TRUST, FTIS WILL:

         o Receive from the Trust, from the Trust's Principal Underwriter or from a Shareholder, on a form acceptable to FTIS, information necessary to record sales and redemptions and to generate sale and/or redemption confirmations;

         o Mail sale and/or redemption confirmations using standard forms;

         o Accept and process cash payments from investors, clear checks which represent payments for the purchase of Shares;

         o Requisition Shares in accordance with instructions of the Principal Underwriter of the Shares of the Trust;

         o Produce periodic reports reflecting the accounts receivable and the paid pending (free stock) items;

         o Open, maintain and close Shareholder accounts, including check accounts;

         o Establish registration of ownership of Shares in accordance with generally accepted form;

         o Maintain monthly records of (i) issued Shares and (ii) number of Shareholders and their aggregate Shareholdings classified according to their residence in each State of the United States or foreign country;

         o Accept and process telephone exchanges and redemptions for Shares in accordance with a Fund's Telephone Exchange and Redemption Privileges as described in the Fund's current prospectus.

         o Maintain and safeguard records for each Shareholder showing name(s), address, number of any certificates issued, and number of Shares registered in such name(s), together with continuous proof of the outstanding Shares, and dealer identification, and reflecting all current changes. On request, provide information as to an investor's qualification for Cumulative Quantity Discount. Provide all accounts with confirmation statements reflecting the most recent transactions, and also provide year-end historical confirmation statements;

         o Provide on request a duplicate set of records for file maintenance in the Trust's office in St. Petersburg, Florida;

         o Out of money received in payment for Share sales, pay to the Trust's Custodian Account with the Custodian, the net asset value per Share and pay to the Principal Underwriter its commission;

         o Redeem Shares and prepare and mail (or wire) liquidation proceeds;

         o Process redemption checks and maintain checking account records;

         o Pass upon the adequacy of documents submitted by a Share-holder or his legal representative to substantiate the transfer of ownership of Shares from the registered owner to transferees;

         o From time to time, make transfers upon the books of the Trust in accordance with properly executed transfer instructions furnished to FTIS and make transfers of certificates for such Shares as may be surrendered for transfer properly endorsed, and countersign new certificates issued in lieu thereof;

         o Upon receipt of proper documentation, place stop transfers, obtain necessary insurance forms, and reissue replacement certificates against lost, stolen or destroyed Share certificates;

         o        Check surrendered certificates for stop transfer restrictions.
                  Although FTIS cannot insure the genuineness of certificates surrendered for cancellation, it will employ all due reasonable care in deciding the genuineness of such certificates and the guarantor of the signature(s) thereon;

         o Cancel surrendered certificates and record and countersign new certificates;

         o        Certify outstanding Shares to auditors;

         o In connection with any meeting of Shareholders, upon receiving appropriate detailed instructions and written materials prepared by the Trust and proxy proofs checked by the Trust, print proxy cards; deliver to Shareholders all reports, prospectuses, proxy cards and related proxy materials of suitable design for enclosing; receive and tabulate executed proxies; and furnish a list of Shareholders for the meeting;

         o Answer routine correspondence and telephone inquiries about individual accounts. Prepare monthly reports for correspondence volume and correspondence data necessary for the Trust's Semi-Annual Report on Form N-SAR;

         o        Prepare and mail dealer commission statements and checks;

         o Maintain and furnish the Trust and its Shareholders with such information as the Trust may reasonably request for the purpose of compliance by the Trust with the applicable tax and securities laws of applicable jurisdictions;

         o Mail confirmations of transactions to investors and dealers in a timely fashion;

         o        Pay  or  reinvest  income   dividends   and/or  capital  gains
                  distributions to Shareholders of record, in accordance with the Trust's and/or Shareholder's instructions, provided that:

                           (a) The Trust shall notify FTIS in writing promptly upon declaration of any such dividend and/or distribution, and in any event at least forty-eight (48) hours before the record date;

                           (b) Such notification shall include the declaration date, the record date, the payable date, the rate, and, if applicable, the reinvestment date and the reinvestment price to be used; and

                           (c) Prior to the payable date, the Trust shall furnish FTIS with sufficient fully and finally collected funds to make such distribution;

         o Prepare and file annual United States information returns of dividends and capital gains distributions (Form 1099) and mail payee copies to Shareholders; report and pay United States income taxes withheld from distributions made to nonresidents of the United States, and prepare and mail to Shareholders the notice required by the U.S. Internal Revenue Code as to realized capital gains distributed and/or retained, and their proportionate share of any foreign taxes paid by the Trust;

         o        Prepare transfer journals;

         o        Set up wire order trades on file;

         o        Receive payment for trades and update the trade file;

         o        Produce delinquency and other trade file reports;

         o Provide dealer commission statements and payments thereof for the Principal Underwriter;

         o Sort and print shareholder information by state, social code, price break, etc.; and

         o Mail promptly the Statement of Additional Information of the Trust to each Shareholder who requests it, at no cost to the Shareholder.

         In connection with the Trust's Cash Withdrawal Program, FTIS will:

         o Make payment of amounts withdrawn periodically by the Shareholder pursuant to the Program by redeeming Shares, and confirm such redemptions to the Shareholder; and

         o Provide confirmations of all redemptions, reinvestment of dividends and distributions, and any additional investments in the Program, including a summary confirmation at the year-end.